Exhibit 15

September 25, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 4, 2006 on our review of interim financial information of Jersey Central Power & Light Company for the three and six month periods ended June 30, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 is incorporated by reference in its Registration Statement dated September 25, 2006.

Very truly yours,

PricewaterhouseCoopers LLP